Exhibit E

Distribution Agreement

DISTRIBUTION AGREEMENT

        THIS AGREEMENT is made as of September 4, 2001 by and between Fund for Government Investors, American Gas Index Fund, Inc., Fund for Tax-Free Investors, Inc., The Rushmore Fund, Inc. (the "Funds"), and FBR Investment Services, Inc. (the "Distributor").

WITNESSETH

        In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

        FIRST: The Funds on behalf of each series of the Funds and any new series to be created hereby appoints the Distributor as a non-exclusive underwriter to promote and arrange for the sales of shares of each series of the Funds in jurisdictions wherein shares may legally be offered for sale. The Funds shall notify the Distributor in writing of all states in which its shares are qualified for offer and sale, including any limitations with respect to offers or sales in such states. The Distributor may receive payment from Money Management Associates, L.P., the Funds' Adviser, and FBR National Bank & Trust, the Funds' administrator, for certain distribution expenses.

        SECOND: The Funds hereby authorize the Distributor, subject to the Funds' Articles of Incorporation or Declaration of Trust, as the case may be, and applicable law, to accept orders for the purchase of shares, satisfactory to the Distributor, as of the time of receipt of such orders or as otherwise described in the then current Prospectuses and Statements of Additional Information of the Funds. As used in this Agreement, the term "Prospectuses" and "Statements of Additional Information" shall mean for the purposes of this Agreement the form of the then current Prospectuses and Statements of Additional Information for each series authorized by the Funds for use by the Distributor and by dealers.

        THIRD: The price at which the shares of the Funds may be sold (the "offering price") shall be the net asset value per share. For the purpose of computing the offering price, the net asset value per share shall be determined in the manner provided in the Registration Statement of the Funds, as amended from time to time.

        FOURTH: The Distributor shall use its best efforts with reasonable promptness to promote and sell shares of each of the Funds. The Distributor, with the consent of the Funds, may enter into agreements with selected broker-dealers ("Selected Dealers") for the purpose of sale and redemption of shares of each of the Funds upon terms consistent with those found in this Agreement. The Distributor shall not be obligated to sell any certain number of shares. Each of the Funds reserve the right to issue shares in connection with any merger or consolidation of the Funds or any series with any other investment company or any personal holding company or in connection with offers of exchange exempted form Section 11(a) of the Investment Company Act of 1940 (the "1940 Act").

        FIFTH: All sales literature and advertisements used by the Distributor in connection with sales of shares of any of the Funds shall be subject to the approval of the Funds. The Funds authorize the Distributor in connection with the sale or arranging for the sale of shares to give only such information and to make only such statements and representations as are contained in the current Prospectuses and Statements of Additional Information of the Funds or in sales literature and advertisements approved by the Funds or in such financial statements and reports as are furnished by the Distributor pursuant to this Agreement. The Funds shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representative agents other than such information, statements or representations contained in the then current Prospectuses and Statements of Additional Information or other financial statements of the Funds or sales literature or advertisements approved by the Funds.

        SIXTH: The Distributor as agent of the Funds, and any Selected Dealer entering into a Selected Dealer Agreement with the Distributor are authorized, subject to the direction of the Funds, to accept shares of the Funds for redemption at their net asset value determined as prescribed in the then current Prospectuses and Statements of Additional Information of the Funds.

        SEVENTH: The Funds shall cause to be delivered to the Distributor all books, records, and other documents and papers relating to the federal and state registration of the Funds' shares, as well as all books, records and other documents and papers relating in any way to the distribution of the Funds' shares.

        EIGHTH: The Funds shall bear:

(A)  The costs and expenses incurred in connection with the registration of the shares of each series of the Funds under the 1933 Act (including and amendment to any Registration Statement or Prospectus or Statement of Additional Information), and all expenses in connection with preparing, printing, and distributing the Prospectuses or Statements of Additional Information except as set forth in paragraph NINTH hereof. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Funds with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended at such time;

(B)  the expenses of qualification of the shares of the Funds for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Funds that it does not wish such qualifications continued, and;

(C)  all legal expenses in connection with the foregoing.

        NINTH: The Distributor shall provide certain distribution services including

(A)  making all required filings of advertising and promotional materials with the National Association of Securities Dealers, Inc. ("NASD"); and

(B)  bearing the expenses of:

(i)  the printing and distribution of Prospectuses and Statements of Additional Information required for Funds' shares sold by the Distributor after such have been typeset (other than those Prospectuses and Statements of Additional Information required by applicable laws and regulations to be distributed to the existing shareholders of the Funds);

(ii)  any promotional or sales literature which is used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement;

(iii)  any advertising used by the Distributor in connection with such public offering; and

(iv)  all legal expenses in connection with the foregoing.

        TENTH: The Distributor will accept orders for shares of the Funds only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

        ELEVENTH: The Funds shall keep the Distributor fully informed with regards to its affairs and shall furnish the Distributor with a certified copy of all financial statements and any amendments to its Registration Statement under the 1933 Act.

        TWELFTH: The Funds shall register, from time to time as necessary, additional shares with the Securities and Exchange Commission, State and other regulatory bodies and pay the related filing fees therefor and file such amendments, reports and other documents as may be necessary in order that there be no untrue statement of a material fact in the Registration Statement, Prospectuses or Statements of Additional Information.

        THIRTEENTH:

(A)  The Funds and the Distributor shall each comply with all applicable provisions of the 1940 Act, the 1933 Act and the rules and regulations of the NASD and all other Federal and state laws, rules and regulations governing the issuance and sale of shares of the Funds.

(B)  The Distributor shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Funds in connection with the matter to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties under this Agreement.

(C)  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor or any of its officers, directors or employees, the Funds agree to indemnify the Distributor and any controlling person of the Distributor against any and all claims, demands, liabilities, and expenses (including reasonable attorney's fees) which the Distributor may incur (i) based on any act or omission in the course of, or connected with, rendering services hereunder, (ii) based on any representations made herein by the Funds; (iii) based on any act or omission of any prior distributor (in its capacity as distributor), administrator or adviser to the Funds, including the registration or failure to register any shares of the Funds in accordance with state or federal laws or resulting from or relating to any books or records delivered to the Distributor in connection with its responsibilities under this Agreement and occurring prior to the date of this Agreement; and (iv) under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement, Statements of Additional Information or Prospectuses of the Funds, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with written information furnished to the Funds in connection therewith by or on behalf of the Distributor.

(D)  The Distributor shall indemnify the Funds against any and all claims, demands, liabilities and expenses which the Funds may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement in any Registration Statement, Statements of Additional Information or Prospectuses of the Funds, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Funds in connection therewith by the Distributor.

         FOURTEENTH: Nothing herein contained shall require the Funds to take any action contrary to any provision of the Funds' Articles of Incorporation or Declaration of Trust (as applicable) or to any applicable statute or regulation.

        FIFTEENTH:

(A)  This Agreement shall go into effect at the close of business on the date hereof, and, unless terminated as hereinafter provided, shall continue in effect for one year and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Funds' Boards of Directors/Trustees ("Directors"), including a vote of the majority of the Funds' Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the applicable Funds and by such vote of the Directors.

(B)  This agreement may be terminated by the Distributor at any time without penalty upon giving the Directors of the Funds sixty (60) days' written notice (which notice may be waived by the Funds) and may be terminated by the Directors at any time without penalty upon giving the Distributor sixty (60) days' written notice (which may be waived by the Distributor), provided that such termination by the Directors of the Funds shall be directed or approved by the vote of a majority of the Funds' Directors in office at the time, including a majority of the Directors who are not interested persons (as defined in the 1940 Act) of the Funds, or by the vote of the holders of a majority (as defined in the 1940 Act) of the voting securities of each of the Funds at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having meaning defined in Section 2(a)(4) of the 1940 Act.

        SIXTEENTH: The Distributor may at any time or times in its discretion and at its own expense appoint (and may at any time remove) an agent to carry out such of the provisions of Article NINTH herein as the Distributor may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Distributor of its responsibilities or liabilities hereunder.

        SEVENTEENTH: The services of the Distributor to the Funds are not to be deemed exclusive and the Distributor may render similar services to others and engage in other activities. The Distributor and its affiliates may enter into other arrangements with the Funds and provide additional services to the Funds not covered by this Agreement, and may receive additional compensation for such services.

        EIGHTEENTH: Copies of the corporate documents of the Funds are on file with the state in which each Fund is domiciled, and notice is hereby given that each corporate document executed on behalf of the Directors of the Funds as Directors and not individually, and that the obligations of this instrument are not binding upon any of the Directors or shareholders individually but are binding only upon the asset and property of the Funds, and all persons dealing with any class of shares of the Funds must look solely to the Funds' property belonging to such class for the enforcement of any claims against the Funds.

        NINETEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Funds shall be: 4922 Fairmont Avenue, Bethesda, Maryland 20814, and the address of the Distributor shall be 4922 Fairmont Avenue, Bethesda, Maryland 20814.

        TWENTIETH: This Agreement may be amended in writing at any time by the parties hereto. This Agreement shall be governed in accordance with the laws of the State of Maryland. Each party hereto waives all right to trial by jury and any proceeding arising under or related to this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Fund for Government Investors
American Gas Index Fund, Inc.
The Rushmore Fund, Inc.
Fund for Tax-Free Investors, Inc.

By:/s/ David H. Ellison
David H. Ellison, President

FBR Investment Services, Inc.

By: /s/ Sothara Chin
Sothara Chin, President